CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, effective as of February 1, 2007 (the "Effective Date"), is by and between MEDICAL DISCOVERIES, INC., a Utah corporation (the "Company" or "MLSC"), an early-stage biopharmaceutical company headquartered in Salt Lake City, Utah, and Valerie A. Heusinkveld, an individual (the "Consultant") located at 3675 Gramarcy Lane, Boise Idaho, 83703.

A. The parties wish to provide for the engagement of the Consultant to perform consulting services for the Company on the terms and conditions contained in this Agreement.

B. The Consultant wishes to receive compensation from the Company for the Consultant's services, and the Company desires reasonable protection of its confidential business information that has been acquired and is being developed by the Company at substantial expense.

C. The consultant has performed services for the Company from May 2006 to January 2007 and has accumulated an unpaid amount due to Consultant of $91,053.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant, each intending to be legally bound, agree as follows:

1. ENGAGEMENT AND TERM.

(a) The Engagement. Subject to the terms and conditions hereof, (i) the Company engages the Consultant to perform consulting services for the Company in accordance with the provisions hereof and in exchange for the compensation provided herein (the "Engagement"), and (ii) the Consultant accepts the Engagement and agrees to perform such consulting services and its obligations as provided herein.

(b) Term of Engagement. Unless terminated earlier as provided herein, the term of the Engagement shall commence effective as of February 1, 2007 and shall continue until January 31, 2008 (the "Termination Date"). If Consultant continues to perform consulting services for the Company after the Termination Date, then, unless otherwise agreed in writing, (i) the Engagement shall continue for an unspecified term, and (ii) either party may terminate the Engagement immediately with or without cause by giving the other party written notice of termination.

(c) Independent Contractors. The relationship between the Company and Consultant is that of independent contractor, and neither party is the legal representative, agent, joint venture, partner or employee of the other party for any purpose whatsoever. Neither party has any right or authority hereunder to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other, whether express or implied, or to bind the other party in any respect.

2. CONSULTING SERVICES.

(a) Description of Consulting Services and Duties. The Consultant shall perform the following duties:

(i) Assist and advise MLSC's Chairman of the Board, and MLSC's Chief Executive Officer with the development of an overall company business plan and recapitalization strategy for the company; and,

(ii) Assist and advise the Company's recently retained consultant, EMMES GROUP CONSULTING LLC, a consulting company located at 92 Natoma Street, Suite 200, San Francisco, CA 94105 in their efforts to obtain equity or debt capital or combination thereof to help fund the operations of the company per MLSC's business plan, and

(iii) Assist and advise MLSC's Chairman of the Board and MLSC's Chief Executive Officer with the preparation of the Company's financial statements and the filing of its periodic reports as required by regulatory agencies including the SEC, and

(iv) Assist and advise MLSC's Chairman of the Board and MLSC's Chief Executive Officer with efforts to sell, license or other transactions to monetize some or all of the Company's technology or assets.

(b) Standard of Care. The Consultant shall perform the consulting services hereunder and perform all responsibilities and obligations hereunder with at least the care, skill, prudence and diligence of similar services provided by the Consultant to other customers.

(c) Progress Notice. During the Engagement, the Consultant shall keep the Company advised as to Consultant's progress in performing the consulting services hereunder and shall, as requested by the Company, prepare written notice with respect thereto.

3. COMPENSATION.

(a) Consulting Fee. The Company shall pay the Consultant the following compensation for performance of the consulting services hereunder:

(i) One Hundred Twenty Thousand Dollars ($120,000) payable in monthly installments of Ten Thousand Dollars ($10,000) per month during the term of the Engagement; and,

(ii) Issue a common stock purchase warrant covering 5,000,000 shares of the common stock of MLSC (the "Warrant"). The exercise price of the Warrant shall equal $0.03 per share, and be exercisable on a cash-less exercise basis for a period of ten (10) years from the issue date. For the purposes of this Agreement, the issue date of the Warrant shall be the date the last of the parties hereto signs this Agreement.

(b) Payment Schedule. The Company shall make payment to Consultant for Consultant's services during the term of the Engagement according to the following schedule:

(i) Ten Thousand Dollars ($10,000) paid by bank wire transfer in the lawful currency of the United States of America upon the last of the parties hereto to sign this Agreement; and,

(ii) Ten Thousand Dollars ($10,000) paid monthly during the term of the Engagement by bank wire transfer in the lawful currency of the United States of America on the first business day of each calendar month beginning the second calendar month after the Effective Date.

(iii) Fifteen Thousand One Hundred Seventy Five ($15,175) paid in six monthly installments by bank wire transfer in the lawful currency of the United States of America on the first business day of each calendar month beginning the second calendar month after the Effective Date as satisfaction of the $91,053 due to consultant but unpaid as of the date of this agreement.

(c) Reimbursement of Business Expenses. The Company shall reimburse the Consultant for business expenses incurred by the Consultant in the course of performing the services hereunder. No such expenditure shall be reimbursable unless it specifically has been approved by the Company prior to being incurred by Consultant.

(d) No Other Benefits. During the Engagement, the Consultant shall not be entitled to any of the Company's employee benefits, including without limitation, medical, dental, vision, vacation pay, sick leave, group insurance and other fringe benefits. The Consultant acknowledges that it is the Consultant's responsibility (financial and otherwise) to obtain its own medical, dental, vision and liability insurance during the Engagement. The Consultant shall not be compensated for any holidays or vacation days.

4. TERMINATION.

(a) Termination. Subject to the respective continuing obligations of the Company and the Consultant under Sections 3, 4, 5, and 6 hereof:

(i) Either party may terminate the Agreement immediately on written notice to the other Party for cause, including, without limitation, (A) dishonesty, fraud, misrepresentation, theft, embezzlement or material and deliberate injury or attempted injury, (B) any unlawful or criminal activity of a serious nature, (C) any material breach of duty or neglect of duty (after written notice thereof and a reasonable opportunity to remedy such failure), or (D) any other material breach of this Agreement.

(b) Payments Upon Termination. If this Agreement is terminated by Company without cause prior to the Termination Date, the Company shall pay Consultant: (i) such unpaid portion of Consultant's compensation of $120,000 as set forth in Section 3(a)(i) which has not already been paid to Consultant in monthly installments during the term of the Engagement; and, (ii) any unpaid expense reimbursement to which the Consultant was entitled as of the date of termination.

5. CONFIDENTIALITY.

(a) Definition. "Confidential Information" means information or material of either Party's that is not generally available to or used by others, or the utility or value of which is not generally known or recognized as standard practice, whether or not the underlying details are in the public domain, including, but not limited to: information or material relating to either Party and its businesses as conducted or anticipated to be conducted; business or product plans; or marketing activities; information or material relating to either Parties' Inventions; trade secrets or know-how; and any similar information or material of the type described above that either party obtained from the other party and that it treats or designates as being proprietary, private or confidential, whether or not owned or developed by the party.

(b) Exclusions. Notwithstanding anything to the contrary contained herein, the recipient of information disclosed hereunder shall be under no duty to maintain the confidentiality of any such information which it can reasonably establish:

(i) At the time of disclosure is within the public domain;

(ii) After disclosure becomes a part of the public domain through no fault, act or failure to act, error, effort or breach of this Agreement by the recipient;

(iii) Is known to the recipient at the time of disclosure as evidenced by recipient's contemporaneous written documentation; or,

(iv) Is required by order, statute or regulation, of any government authority to be disclosed to any federal or state agency, court or other body; Provided, however that any Party directed to disclose information pursuant to a subpoena or other legal compulsion shall use its best efforts under the circumstances to promptly notify the disclosing Party of same so as to provide or afford the disclosing Party the opportunity to obtain such protective orders or other relief as the compelling court or other entity may grant.

Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(c) Obligation of Confidentiality. Each Party's obligation of confidentiality shall conclude five (5) years after the latest date on which information is disclosed hereunder.

6. LIABILITY.

(a) With regard to the services to be performed by the Consultant pursuant to the terms of the this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant, except when said acts or omissions of the Consultant are due to the willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorney's fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

7. MISCELLANEOUS.

(a) Consultant Responsible for Taxes. As an independent contractor, the Company shall not withhold or make payments for state or federal income tax or social security contributions make unemployment insurance or disability insurance contributions or obtain workers' compensation insurance on the Consultant's behalf. The Consultant agrees to accept exclusive responsibility and liability for complying with all applicable laws governing self-employed individuals, including all obligations with respect to the foregoing.

(b) Survivability. The obligations of Sections 3, 4, 5, and 6 of this Agreement shall survive the expiration or termination of this Agreement.

(c) Specific Performance; Remedies Cumulative. Either party acknowledges that a breach of this Agreement cannot be adequately compensated for by money damages, and agrees that specific performance is an appropriate remedy for any breach or threatened breach hereof. Both parties acknowledge that compliance with the provisions of this Agreement is necessary in order to protect the proprietary rights of the respective party. Both Parties further acknowledges that any unauthorized use or disclosure to any third party in breach of this Agreement shall result in irreparable and continuing damage to the respective Party. Accordingly, both Parties (i) consent to the issuance of any injunctive relief or the enforcement of other equitable remedies against it at the suit of the respective Party (without bond or other security) to compel performance of any of the terms of this Agreement, and (ii) waives any defenses

thereto, including without limitation the defenses of failure of consideration, breach of any other provision of this Agreement and availability of relief in damages. All remedies, whether under this Agreement, provided by law or otherwise, shall be cumulative and not alternative.

(d) No Conflicts. The Consultant represents and warrants to the Company that neither the entering into of this Agreement nor the performance of any obligations hereunder shall conflict with or constitute a breach under any obligation of the Consultant under any agreement or contract to which the Consultant is a party or any other obligation by which the Consultant is bound. Without limiting the foregoing, the Consultant agrees that at no time shall the Consultant use any trade secrets or other intellectual property of any third party while performing services for the Company.

(e) Successors and Assigns. This Agreement is binding on and inures to the benefit of both Parties' successors and assigns; provided, however, that both Parties' may assign the Agreement without the other's consent in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. This Agreement is also binding on both Parties' heirs, executors, administrators, successors, assigns and legal representatives. Except as provided in this Section 8(e), this Agreement and the rights and obligations hereof may not be assigned by either party.

(f) Modification. This Agreement may be modified or amended only by a writing signed by the Company and the Consultant. Any subsequent changes in the Consultant's duties, salary or compensation shall not affect the validity or scope of this Agreement.

(g) Governing Law. The laws of California shall govern the validity, construction, and performance of this Agreement, not withstanding any conflicts of laws principles. Any legal proceeding related to this Agreement shall be brought in an appropriate California court, and the Company and the Consultant hereby consent to the exclusive jurisdiction of that court for this purpose.

(h) Attorney's Fees. If any party brings any suit, action, counterclaim or arbitration to enforce or interpret the provisions of this Agreement, the prevailing party therein shall be entitled to recover a reasonable allowance for attorneys' fees and litigation expenses in addition to court costs. The term "prevailing party" as used in this Section includes without limitation a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or performance of the obligation allegedly breached, or who obtains substantially the relief it seeks.

(i) Construction. Whenever possible, each provision of this Agreement shall be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent declared invalid by a court of competent jurisdiction under the applicable law, that provision shall remain effective to the extent not declared invalid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

(j) Waivers. No failure or delay by the Company or the Consultant in exercising any right or remedy under this Agreement shall waive any provision of the Agreement. Nor shall any single or partial exercise by either the Company or the Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies or any other rights or remedies granted by any law or any related document.

(k) Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement and sets forth the entire agreement and understanding between the parties relating to the subject matter herein.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date first above written.

FOR MEDICAL DISCOVERIES, INC.:

Judy M. Robinett

Judy Robinett 2/6/07

Chief Executive Officer

Title

FOR VALERIE A. HEUSINKVELD

Valerie A. Heusinkveld

FOR MEDICAL DISCOVERIES, INC.:

Dave Walker

Chairman of the Board of Directors

Title

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "*1933 ACT*"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

COMMON STOCK PURCHASE WARRANT

Number of Shares: 5,000,000
Common Stock

MEDICAL DISCOVERIES, INC.

Void after February 1, 2017

1. **Issuance.** This Common Stock Purchase Warrant (the "*Warrant*") is issued by **MEDICAL DISCOVERIES, INC.**, a Utah corporation (hereinafter with its successors called the "*Company*") to Valerie A. Heusinkveld, an individual, (hereinafter with its successors and assigns the registered holder of this Warrant or the "*Holder*").

2. **Purchase Price; Number of Shares**. The Holder, commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $0.03 (the "*Purchase Price*"), Five Million (5,000,000) fully paid and nonassessable shares of the Company's Common Stock (the "*Common Stock*").

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3. **Payment of Purchase Price.** The Purchase Price may be paid (i) in cash or by check, or (ii) by any combination of the foregoing.

4. **Net Issue Election.** The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

where: X = the number of shares of Common Stock to be issued to the Holder pursuant to this **Section 4**.

Y = the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this **Section 4**.

A = the Fair Market Value (defined below) of one share of Common Stock, as determined at the time the net issue election is made pursuant to this **Section 4.**

B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this **Section 4**.

"*Fair Market Value*" of a share of Common Stock as of the date that the net issue election is made (the "*Determination Date*") shall mean:

(i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "*Public Offering*"), and if the Company's Registration Statement relating to such Public Offering ("*Registration Statement*") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

(ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date;

(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date; and

(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company's Board of Directors.

5. **Partial Exercise**. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. **Fractional Shares**. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this **Section 6**, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

7. **Expiration Date; Automatic Exercise.** This Warrant shall expire at the close of business on September 12, 2015 (the "*Expiration Date*"). Notwithstanding the term of this Warrant fixed pursuant to this **Section 7** and provided Holder has received advance notice of at least five (5) days and has not earlier converted, this Warrant shall automatically be converted pursuant to **Section 4** hereof, without any action by Holder upon the closing of a sale of all or substantially all of the Company's assets, or the merger or consolidation of the Company with or into another corporation (other than a merger or consolidation for the principle purpose of changing the domicile of Company), that results in the transfer of fifty per cent (50%) or more of the outstanding voting power of the Company (collectively a "*Merger*"). Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of **Section 4** hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to this **Section** 7.

8. **Reserved Shares; Valid Issuance**. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be

duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. **Stock Splits and Dividends.** If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. **Certificate of Adjustment.** Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer or chief executive officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

11. **Amendment.** The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and Company.

12. **Representations and Covenants of the Holder.** This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a) **Investment Purpose.** The right to acquire Common Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) **Accredited Investor.** Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(c) **Private Issue.** The Holder understands (i) that the Common Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this **Section 12**.

(d) **Financial Risk.** The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

13. **Notices, Transfers, Etc.**

(a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder; *provided, however*, this Warrant may not be transferred to a direct competitor of the Company (as determined in good faith by the Board of Directors of the Company) without the prior written consent of the Company. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such

Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

14. **Governing Law.** The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles regarding conflicts of laws.

15. **Successors and Assigns.** This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

16. **Business Days.** If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers this 1st day of February, 2007.

FOR MEDICAL DISCOVERIES, INC.

By: Judy M. Robinett

Name: Judy Robinett 2/6/07

Title: Chief Executive Officer

FOR MEDICAL DISCOVERIES, INC.

By:____________________

Name: Dave Walker

Title: Chairman of the Board of Directors

Subscription Agreement

To:______________________________

Date:_____________________________

The undersigned hereby subscribes for ________________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

____

Signature

____

Name for Registration

____

Mailing Address

Net Issue Election Notice

To:______________________________ Date:_______________

The undersigned hereby elects under **Section 4** to surrender the right to purchase shares of Common Stock pursuan to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the nam of the undersigned or as otherwise indicated below:

____
Signature

____
Name for Registration

____
Mailing Address

Assignment

For value received ______________________ hereby sells, assigns and transfers unt(
____

____
[Please print or typewrite name and address of Assignee]
____
the within Warrant, and does hereby irrevocably constitute and appoint ______________
its attorney to transfer the within Warrant on the books of the within named Company with full power of substitutio(
on the premises.

Dated:______________________

____
Signature

____
Name for Registration

In the Presence of: